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                                                                  EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------           -------------------------------------------------------------
                                     GIVE THE                                                              GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:            SOCIAL SECURITY                FOR THIS TYPE OF ACCOUNT:              IDENTIFICATION
                                     NUMBER OF--                                                           NUMBER OF--
---------------------------------------------------------           -------------------------------------------------------------
 1. An individual's account          The individual                  6. A valid trust, estate, or          The legal entity(4)
 2. Two or more individuals (joint   The actual owner of                pension trust
    account)                         the account or, if              7. Corporate account                  The corporation
                                     combined funds, the             8. Partnership account held in the    The partnership
                                     first individual                   name of the business
                                     on the account(1)               9. Association, club or religious,    The organization
                                                                        charitable, educational, or
                                                                        other tax-exempt organization
 3. Custodian account of a minor     The minor(2)                   10. A broker or registered nominee     The broker or nominee
    (Uniform Gift to Minors Act)                                    11. Account with the Department of     The public entity
 4. a. The usual revocable savings   The grantor-trustee(1)             Agriculture in the name of a
       trust account (grantor is                                        public entity (such as a state
       also trustee)                                                    or local government, school
    b. So-called trust account       The actual owner(2)                district, or prison) that receives
       that is not a legal or                                           agricultural program payments
       valid trust under state law
 5. Sole proprietorship account      The owner(3)

---------------------------------------------------------           -------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designed in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
  - The United States or any of its agencies or instrumentalities.
  - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  - An international organization or any of its agencies or instrumentalities.
  - A foreign government or any of its political subdivisions, agencies, or instrumentalities.
  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under Section 1441.
  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Complete the substitute Form W-9 as follows:

Enter your Taxpayer Identification Number in Part I, write "EXEMPT" in Part II, and sign and date the form.

Certain payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6050A, and 6050N, and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS.--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

                  FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.